FOR IMMEDIATE RELEASE

CONTACTS:
Investors -- Scott Pond (801) 345-2657, spond@nuskin.com
Media -- Kara Schneck (801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES REPORTS RECORD THIRD-QUARTER 2009 RESULTS

PROVO, Utah — Oct. 29, 2009 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced record third-quarter revenue of $334.2 million, an 8 percent improvement over the prior-year period. Revenue in the period benefited 1 percent from foreign currency fluctuations. Earnings per share for the quarter were $0.40, a 54 percent improvement over the same quarter of 2008. Earnings per share, excluding restructuring charges of $0.01, were $0.41, a 58 percent improvement over the prior-year period.

“We are really pleased with accelerated growth on both the top and bottom line,” said Truman Hunt, president and chief executive officer. “We are also optimistic about continued growth going forward. Last week we held our 25th anniversary convention where we hosted 12,000 of our global sales leaders and unveiled our new ageLOC skin care line. As part of the event, we also revealed more of the science and significant scientific collaborations that support our product strategy of targeting the sources of aging.

“There are several reasons we expect continued strength in our business. First, our anti-aging focus is tapping into a substantial market opportunity as consumers age, and as increasing numbers seek alternative income sources. Second, our product portfolio features highly differentiated and demonstrable skin care products today, and will expand into nutrition products next year. Third, our operating margin has consistently improved since we began restructuring our business in 2006. Our efforts to improve efficiency will continue to yield bottom-line improvements. Finally, our local currency revenue growth accelerated to 7 percent, boosted by continued sales trend improvements in Japan and double-digit growth in South Korea, Southeast Asia, Europe, Taiwan, Mainland China, and Latin America,” said Hunt.

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Nu Skin Enterprises, Inc.
Oct. 29, 2009

Regional Results

North Asia. Third-quarter revenue in North Asia was $152.4 million, compared to $142.8 million for the same period in 2008. North Asia’s results benefited approximately 6 percent from foreign currency fluctuations, due primarily to a strengthening of the Japanese yen. Japan recorded a local-currency revenue decline of 5 percent while South Korea local-currency revenue improved 15 percent. The number of executive distributors in the region was up 2 percent while the number of active distributors declined 2 percent.

Americas. Revenue in the Americas improved 7 percent to $61.3 million, compared to $57.3 million in the prior-year period. The United States posted a 4 percent revenue increase during the quarter, while Canada and Latin America local-currency revenue grew by 46 percent and 28 percent, respectively. The number of executive distributors improved 10 percent while the number of active distributors decreased 1 percent compared to the prior year.

Greater China. Third-quarter revenue in Greater China was $54.4 million, compared to $51.4 million in the prior-year period. Foreign currency fluctuations negatively impacted revenue by 2 percent. Local-currency revenue in Mainland China improved 18 percent over the same quarter in 2008. Taiwan local-currency revenue increased 11 percent, and Hong Kong local-currency revenue was down 8 percent. The executive distributor count in the region improved 6 percent, while the number of active distributors was down 15 percent compared to the prior year, primarily a reflection of the ongoing transition in the company’s business model in China.

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Nu Skin Enterprises, Inc.
Oct. 29, 2009

Europe. Revenue from Europe was $33.8 million, a 13 percent improvement over the prior-year period, with solid growth throughout Europe. Results in the region were negatively impacted approximately 8 percent by foreign currency fluctuations. Executive and active distributor counts in Europe increased 13 percent and 18 percent, respectively, compared to the prior-year period.

South Asia/Pacific. Revenue in South Asia/Pacific was $32.3 million, an improvement of 12 percent compared to the prior year. Sales in the quarter were negatively impacted 4 percent by foreign currency fluctuations. The region’s third-quarter executive count improved 19 percent while the active distributor count increased 4 percent compared to the same period in 2008.

Operational Performance

The company’s operating margin improved 250 basis points to 12.3 percent for the quarter. Gross margin during the quarter was 81.4 percent, a 30-basis-point decline compared to the prior-year period. Selling expenses, as a percent of revenue, were 41.3 percent in the third quarter, a 140-basis-point improvement due to distributor compensation modifications as the company has transitioned to a unified global compensation structure. General and administrative expenses improved to 27.7 percent of revenue or $92.5 million, compared to 29.3 percent of revenue or $90.9 million in the prior-year period. The company incurred restructuring charges of $0.8 million during the quarter related to the continued restructuring of Japan.

The company’s income tax rate for the quarter was 32.9 percent, and its cash position at the end of the quarter was $160.6 million. Dividend payments during the quarter were $7.2 million, and the company repurchased $7.8 million of its outstanding shares.

Outlook

“Over the next several months most of our markets will be launching the ageLOC skin care products and opportunity,” said Hunt. “This represents the most globalized product launch that we have ever undertaken, and is particularly exciting because the ageLOC line works well with our top-selling Galvanic Spa System.

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Nu Skin Enterprises, Inc.
Oct. 29, 2009

“We made a limited-time offering of our ageLOC skin care products during our global convention and were pleased with robust demand. We anticipate that the global launch of our ageLOC skin care line will be the biggest in Nu Skin’s 25-year history.

“We look forward to providing our 2010 business plans and financial guidance during our annual analyst day which will be held November 17,” concluded Hunt.

“We increased our 2009 guidance based upon our successful third quarter and the momentum we’re generating in our business,” said Ritch Wood, chief financial officer. “We expect our annual revenue to be in the $1.29 to $1.30 billion range, or $343 to $348 million in the fourth quarter, anticipating a positive impact from foreign currency fluctuations of 3 to 4 percent. As previously announced, we increased our annual earnings guidance to $1.25 to $1.27 per share, or $1.38 to $1.40 per share excluding an estimated $0.13 in restructuring charges. We expect fourth quarter earnings per share in the $0.32 to $0.34 range, including a $0.01 planned restructuring charge,” concluded Wood.

The company’s management will host a webcast with the investment community on Oct. 29, 2009 at 1 p.m. (EDT). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on Nu Skin Enterprises’ website, http://ir.nuskin.com. An archive of the webcast will be available at this same URL through Nov. 14, 2009.

The Company

For 25 years, Nu Skin Enterprises, Inc. has been demonstrating its tradition of innovation through its product portfolio, independent business opportunity and corporate social responsibility initiatives. Nu Skin’s scientific leadership in both skin care and nutrition has established Nu Skin as a premier anti-aging company, evidenced in its patent-pending ageLOC™ anti-aging platform and flagship products including the Galvanic Spa® System II, Tru Face® Essence Ultra, LifePak® nano and the g3 nutrition beverage. A global direct selling company, Nu Skin operates in 48 markets worldwide and has more than 750,000 independent sales representatives. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.” More information is available at http://www.nuskinenterprises.com.

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Nu Skin Enterprises, Inc.
Oct. 29, 2009

Please note: This press release, particularly the “Outlook” section, contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs, including, among other things: (i) management’s positive outlook for the company; (ii) management’s expectations regarding the company’s initiatives, strategies, product development and launches, transformation efforts and other innovation efforts; and (iii) management’s projections regarding revenue, earnings per share, the impact of foreign currency fluctuations and restructuring charges and timing for the year 2009 and for the fourth quarter of 2009 set forth in the “Outlook” section. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to: (a) challenging economic conditions globally; (b) any prospective or retrospective increases in duties on our products imported into our markets outside of the United States and any adverse results of tax audits or unfavorable changes to tax laws in our various markets; (c) the recent fluctuations of numerous foreign currencies and the associated currency translation impact on our business if these currencies continue to fluctuate; (d) uncertainty regarding the impact on our business of increased regulatory scrutiny of the direct selling industry in Japan and our efforts to increase distributor compliance efforts in this market; (e) an increase in complaints to consumer protection agencies in Japan regarding the activities of some distributors and the associated risks to the company’s business if such increase results in further regulatory scrutiny; (f) regulatory risks associated with the company’s tools and products, which could inhibit the company’s ability to market a tool or product in a market if it is determined to be a medical device in any market, if distributors make unauthorized claims that would cause such products to be classified as drugs, or if the company is unable to obtain necessary product registrations in a timely manner; (g) risks related to the recent swine flu outbreak, which could negatively impact our business to the extent that it inhibits travel, causes people to avoid interaction with other people, or restricts our ability to produce or distribute any of our porcine-sourced gelatin encapsulated products; (h) continued regulatory scrutiny and investigations in Mainland China, which have from time to time in the past, and could in the future, negatively impact the company’s business, including the interruption of sales activities in stores, loss of licenses, and the imposition of fines; (i) any failure of current or planned initiatives or products to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis; (j) any unanticipated negative response from distributors regarding distributor compensation plan enhancements planned for implementation in most of our Asian markets in 2009; (k) any failure of the implementation of business transformation initiatives to reduce overhead and drive growth, and any negative impact of such initiatives on the company’s ability to effectively manage its operations; (l) adverse publicity related to the company’s business, products, industry or any legal actions or complaints by distributors or others similar to claims made against some of the company’s competitors; and (m) continued competitive pressures in the company’s markets. The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K filed on February 27, 2009 and Quarterly Reports on Form 10-Q filed on May 8, 2009 and August 7, 2009. The forward-looking statements set forth the company’s beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

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Nu Skin Enterprises, Inc.
Oct. 29, 2009

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Third Quarters Ended September 30, 2009 and 2008
(in thousands, except per share amounts)

	2009	2008
Revenue:
North Asia	$ 152,427	$ 142,759
Americas	61,312	57,294
Greater China	54,415	51,382
Europe	33,759	29,884
South Asia/Pacific	32,329	28,947
Total revenue	334,242	310,266

Cost of sales	62,108	56,917

Gross profit	272,134	253,349

Operating expenses:
Selling expenses	137,916	132,217
General and administrative expenses	92,463	90,880
Restructuring charges	812	—
Total operating expenses	231,191	223,097

Operating income	40,943	30,252

Other income (expense), net	(2,833)	(8,269)
Income before provision for income taxes	38,110	21,983
Provision for income taxes	12,539	5,223

Net income	$ 25,571	$ 16,760

Net income per share:
Basic	$ 0.41	$ 0.26
Diluted	$ 0.40	$ 0.26

Weighted average common shares outstanding:
Basic	62,912	63,567
Diluted	63,885	64,206

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Nu Skin Enterprises
Oct. 29, 2009

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Nine-Month Periods Ended September 30, 2009 and 2008
(in thousands, except per share amounts)

	2009	2008
Revenue:
North Asia	$ 438,957	$ 443,218
Americas	181,968	164,963
Greater China	154,638	157,064
Europe	92,606	83,162
South Asia/Pacific	84,836	81,661
Total revenue	953,005	930,068

Cost of sales	176,551	170,433

Gross profit	776,454	759,635

Operating expenses:
Selling expenses	395,710	397,113
General and administrative expenses	273,440	275,915
Restructuring charges	11,759	—
Total operating expenses	680,909	673,028

Operating income	95,545	86,607

Other income (expense), net	(3,187)	(9,988)
Income before provision for income taxes	92,358	76,619
Provision for income taxes	32,832	25,769

Net income	$ 59,526	$ 50,850

Net income per share:
Basic	$ 0.94	$ 0.80
Diluted	$ 0.93	$ 0.79

Weighted average common shares outstanding:
Basic	63,108	63,528
Diluted	63,803	64,224

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Nu Skin Enterprises
Oct. 29, 2009

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2009	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$ 160,639	$ 114,586
Accounts receivable	20,898	16,496
Inventories, net	109,136	114,378
Prepaid expenses and other	46,855	44,944
	337,528	290,404

Property and equipment, net	76,644	82,336
Goodwill	112,446	112,446
Other intangible assets, net	84,064	87,888
Other assets	130,276	136,698
Total assets	$ 740,958	$ 709,772

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 16,547	$ 20,378
Accrued expenses	130,640	115,794
Current portion of long-term debt	30,412	30,196
	177,599	166,368

Long-term debt	144,744	158,760
Other liabilities	68,329	68,464
Total liabilities	390,672	393,592

Stockholders' equity:
Class A common stock	91	91
Additional paid-in capital	225,277	218,928
Treasury stock, at cost	(428,684)	(417,017)
Retained earnings	621,995	584,239
Accumulated other comprehensive loss	(68,393)	(70,061)
	350,286	316,180
Total liabilities and stockholders' equity	$ 740,958	$ 709,772

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Nu Skin Enterprises
Oct. 29, 2009

NU SKIN ENTERPRISES, INC.
Distributor/Preferred Customer Growth by Market

	As of September 30, 2009		As of September 30, 2008		% Increase (Decrease)
	Active*	Executive	Active*	Executive	Active*	Executive
North Asia	318,000	13,705	323,000	13,453	(1.5%)	1.9%
Americas	170,000	5,442	171,000	4,934	(0.6%)	10.3%
Greater China	105,000	6,705	123,000	6,338	(14.6%)	5.8%
Europe	90,000	3,184	76,000	2,827	18.4%	12.6%
South Asia/Pacific	71,000	2,791	68,000	2,338	4.4%	19.4%
Total	754,000	31,827	761,000	29,890	(0.9%)	6.5%

*	Active distributors include preferred customers and distributors purchasing products directly from the company during the quarter.